DEALER AGREEMENT

         Rydex Distributors, Inc. (the "Distributor") serves as the principal underwriter for the Rydex|SGI family of investment companies, including the open-end investment companies (the "Open-End Funds") and closed-end investment companies (the "Closed-End Funds") set forth on Schedule A to this Agreement (each, a "Fund," and collectively, the "Funds"), as such Schedule may be amended by notice from time to time. The Distributor and [DEALER FIRM]("Dealer") hereby agree that Dealer will participate in the distribution of shares ("Shares") of the Funds, subject to the terms of this Agreement.

SECTION 1. LICENSING

         a. Dealer represents and warrants that: (i) it is a broker-dealer registered with the Securities and Exchange Commission ("SEC"); (ii) it is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); (iii) it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds; and (iv) each of its partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance by Dealer of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds.

         b. Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with FINRA; or (iii) termination or suspension of its license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement. Dealer further agrees to notify the Distributor promptly in writing of any such action or event.

         c. Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of FINRA and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that it is solely responsible for all suitability determinations with respect to offers and sales of Shares of the Funds to Dealer's customers and that the Distributor has no responsibility for the manner of Dealer's performance of, or for Dealer's acts or omissions in connection with, the duties and activities Dealer performs under this Agreement.

         d. Dealer agrees to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares or classes of such shares.

SECTION 2. TERMS AND CONDITIONS APPLICABLE TO DISTRIBUTION OF THE FUNDS

         The following provisions relate to the offer and sale of Shares of the Funds. Unless otherwise noted, references to "Funds" in this Section 2 shall include both Open-End Funds and Closed-End Funds.

         a.       Orders

                  (i) Dealer agrees to offer and sell Shares of the Funds (including classes thereof) only at the regular public offering price applicable to such Shares and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) are subject to: (A) the terms of the then-current prospectus and Statement of Additional Information (including any supplements, stickers or amendments thereto) relating to each Fund (or, as appropriate, class thereof), as filed with the SEC (collectively, the "Prospectus"); (B) the new account application for each Fund (or, as appropriate, class thereof), as supplemented or amended from time to time; and
(C) the Distributor's written instructions and multiple class pricing procedures and guidelines, if any, as provided to Dealer from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

                  (ii) the Funds reserve the right at any time, and without notice to Dealer, to suspend the sale of Shares or to withdraw or limit the offering of Shares.

                  (iii) In all offers and sales of the Shares to the public, Dealer is not authorized to act as broker or agent for, or employee of, the Distributor, any Fund or any other dealer, and Dealer shall not represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer's own account or as agent on behalf of Dealer's customers in all transactions in Shares, except as provided in Section 2.b(ix) hereof.

                  (iv) All orders are subject to acceptance by the Distributor and the Funds in their discretion. The Distributor and the Funds reserve the unqualified right not to accept any specific order for the purchase or sale of Shares.

                  (v) The Distributor agrees that it will accept from Dealer orders placed through a remote terminal or otherwise electronically transmitted via the National Securities Clearing Corporation ("NSCC") Fund/Serv Networking program, provided, however, that appropriate documentation thereof and agreements relating thereto are executed by both parties to this Agreement, including in particular the standard NSCC Networking Agreement and any other related agreements between the Distributor and Dealer deemed appropriate by the Distributor, and that all accounts opened or maintained pursuant to that program will be governed by applicable NSCC rules and procedures. Both parties further agree that, if the NSCC Fund/Serv Networking program is used to place orders, the standard NSCC Networking Agreement will control insofar as there is any conflict between any provision of this Dealer Agreement and the standard NSCC Networking Agreement.

         b.       Duties of Dealer

                  (i) Dealer agrees to purchase Shares only from the Distributor or from Dealer's customers.

                  (ii) Dealer agrees to enter orders for the purchase of Shares only from the Distributor and only for the purpose of covering purchase orders Dealer has already received from its customers or for Dealer's own bona fide investment.

                  (iii) Dealer agrees to date and time stamp all orders for the purchase or sale of Shares received by Dealer, and to promptly forward such orders to the Distributor in time for processing at the public offering price next determined after receipt of such orders by Dealer, in each case as described in the applicable Prospectus. All orders individually or with a combined total greater than the amount set out in Schedule C, per fund, are subject to the provisions set forth in Sections 2.c(i) and 2.c(ii) hereof. Dealer represents that it has procedures in place reasonably designed to ensure that orders received by Dealer are handled in a manner consistent with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and any SEC staff positions or interpretations issued thereunder.

                  (iv) Dealer agrees not to withhold placing orders for Shares with the Distributor so as to profit itself as a result of such inaction.

                  (v) Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer and to furnish the Distributor or regulatory authorities with copies of such records upon request. In that regard, Dealer agrees that, unless Dealer holds Shares as nominee for its customers or participates in the NSCC Fund/Serv Networking program, at certain matrix levels, it will provide the Distributor with all necessary information to comply properly with all applicable federal, state and local reporting requirements, including, without limitation, backup and nonresident alien withholding requirements for its customer accounts. Dealer represents and agrees that all Taxpayer Identification Numbers ("TINs") provided are certified, and that no account that requires a certified TIN will be established without such certified TIN. With respect to all other accounts, including Shares held by Dealer in omnibus accounts and Shares purchased or sold through the NSCC Fund/Serv Networking program, at certain matrix levels, Dealer agrees to perform all federal, state and local tax reporting with respect to such accounts, including, without limitation, redemptions and exchanges.

                  (vi) Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, proxy solicitation materials and related information and proxy cards, semi-annual and annual shareholder reports and any other materials in compliance with applicable legal requirements, except to the extent that the Distributor expressly undertakes in writing to do so on Dealer's behalf.

                  (vii) Dealer agrees that payment for Shares ordered from the Distributor shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by the Distributor by the earlier of: (A) the end of the third (3rd) business day following Dealer's receipt of the customer's order to purchase such Shares; or (B) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). If such payment is not received by the Distributor by such date, Dealer shall forfeit its right to any compensation with respect to such order, and the Distributor reserves the right, without notice, to cancel the sale, or, at its option (in the case of Open-End Funds), to sell the Shares ordered back to the Fund, in which case the Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by the Distributor resulting from Dealer's failure to make payment. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

                  (viii) Dealer agrees that it shall assume responsibility for any loss to the Fund caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order, to the extent such order correction was not based on any negligence on the Distributor's part. Dealer further agrees that it will immediately pay such loss to the Fund upon notification.

                  (ix) Dealer agrees that, in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with the Distributor until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan.

                  (x) Dealer agrees that it will not make any conditional orders for the purchase or redemption of Shares and acknowledges that the Distributor will not accept conditional orders for Shares.

                  (xi) Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

         c.       Estimate Requirements

                  (i) Dealer, or in the event that dealer employs agents, dealer's agent, agrees to communicate directly to Rydex|SGI, all orders individually or with a combined total per fund, greater than the amount set by Rydex|SGI as listed in Schedule C, for all Rydex|SGI funds. Such communication must be made on the trade date of the order, prior to the telephone cut-off times of each respective fund as listed in the prospectus.

                  (ii) Failure, by the registered representative, to adhere to the requirements set forth in Section 2.c(i) may lead to rejection of purchase or exchange order(s) and possibly suspension or termination of trading privileges for the registered agent of record on such accounts.

(iii) In the event that dealer utilizes brokers or agents to sell shares of the Funds, failure to adhere to the requirements set forth in Section 2c.(i), will not subject dealer to suspension or termination of trading privileges.

         d.       Multiple Classes of Shares; Reduced Sales Charges

                  (i) Dealer acknowledges that the Funds may offer multiple classes of Shares, including classes offering different sales charges, Rule 12b-1 Plan or Shareholder Services Plan (as described below) fees or other operating expenses. Dealer agrees that it is solely responsible for all suitability determinations with respect to offers and sales of Shares of Funds to Dealer's customers.

                  (ii) In accordance with the terms of each applicable Prospectus, Dealer acknowledges that a reduced sales charge or no sales charge (collectively, "discounts") may be available to purchasers of Shares. Dealer agrees to: (A) obtain all necessary information from its customers to allow Dealer to provide all available discounts; (B) inform its customers of applicable discount opportunities and inquire about other qualifying holdings that might entitle customers to receive discounts; and (C) advise the Distributor, contemporaneously with each purchase as to amounts of any and all purchases of Shares made by Dealer, as agent for its customers, qualifying for discounts. Dealer further agrees that it will not combine customer orders to reach "breakpoints" in commissions or other applicable discounts for any purposes whatsoever, unless authorized by the then current Prospectus in respect of Shares of a particular class or by the Distributor in writing.

                  (iii) Dealer agrees that it has, and will maintain during the term of this Agreement, adequate written supervisory procedures, controls, and exception reports to ensure that Dealer's customers receive all available discounts.

         e.       Dealer Compensation

                  (i) In return for providing the services set forth in this Agreement, Dealer shall be entitled to any concessions and/or sales charges (collectively, "Concessions") set forth in the Prospectus of the applicable Fund or class thereof. In addition, the Distributor may pay Dealer a fee, as established by the Distributor from time to time in its sole discretion and as set forth on Schedule B to this Agreement, for performing distribution-related services and/or shareholder services with respect to Shares. Dealer acknowledges and agrees that (A) with respect to Shares of any Open-End Fund, any compensation to be paid for performing distribution-related services shall be paid pursuant to the Fund's "Rule 12b-1 Plan" and any compensation to be paid for performing shareholder services shall be paid pursuant to the Fund's "Shareholder Services Plan," and (B) with respect to Shares of any Closed-End Fund, any compensation to be paid for performing distribution-related services and/or shareholder services shall be paid pursuant to the terms described in such Fund's Prospectus. In determining the amount payable to Dealer hereunder, the Distributor reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the Prospectus and provisions of this Agreement.

                  (ii) Dealer acknowledges and agrees that each Fund may, without prior notice, suspend or eliminate the payment of any compensation, including Rule 12b-1 Plan payments, Shareholder Service Plan payments or other dealer compensation, by amendment, sticker or supplement to the then current Prospectus for such Fund. The Distributor shall have no obligation to pay any compensation to Dealer for the sale of Shares of a Fund, whether pursuant to a Rule 12b-1 Plan, Shareholder Service Plan or otherwise, unless and until the Distributor receives the related compensation from the Fund, and the Distributor's liability to Dealer for such payments is limited solely to the related compensation that the Distributor receives from such Fund.

         f.       Redemptions, Repurchases and Exchanges of Open-End Funds

                  (i) Dealer agrees that it will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the applicable Prospectus and the underlying organizational documents of the Open-End Fund to which it refers, and that Dealer will pay as redemption proceeds to shareholders the net asset value, minus any applicable redemption fee, determined after receipt of the order as discussed in the Prospectus.

                  (ii) Dealer agrees not to repurchase any Shares from its customers at a price below that next quoted by an Open-End Fund for redemption or repurchase, i.e., at the net asset value of such Shares, less any applicable redemption fee, in accordance with the Open-End Fund's Prospectus. Dealer shall, however, be permitted to sell Shares for the account of the customer or record owner to an Open-End Fund at the repurchase price then currently in effect for such Shares and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not maintain a secondary market in such repurchased Shares.

                  (iii) Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by the Distributor within the time customary or required by law, the redemption may be canceled without any responsibility or liability on the Distributor's part or on the part of any Open-End Fund, or the Distributor, at its option, may buy the shares redeemed on behalf of the Open-End Fund, in which latter case the Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by the Distributor resulting from the Distributor's failure to settle the redemption.

                  (iv) Dealer agrees that if any Share is repurchased by any Open-End Fund or is tendered for redemption within seven (7) business days after confirmation by the Distributor of the original purchase order from Dealer, Dealer shall forfeit its right to any compensation with respect to such Share and shall forthwith refund to the Distributor the full compensation, if any, paid to Dealer on the original sale. The Distributor agrees to notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

                  (v) Dealer agrees that it will comply with any restrictions and limitations on exchanges described in each Open-End Fund's Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing).

         g.       Repurchases and Tender Offers of Closed-End Funds

                  (i) Dealer agrees that Shares of a Closed-End Fund will not be repurchased by either the Closed-End Fund (other than through tender offers from time to time, if any) or the Distributor, and that no secondary market for the Shares of the Closed-End Fund exists currently or is expected to develop. Dealer further agrees that, in the event any purchase order for shares of a Closed-End Fund is canceled after confirmation by the Distributor, such Shares may not be repurchased, remarketed or otherwise disposed of by or through the Distributor.

                  (ii) Dealer agrees that, while a Closed-End Fund may consider tendering for all or a portion of its Shares on a periodic basis, there is no assurance that the Closed-End Fund will tender for Shares at any time, or that, following such a tender, Shares tendered will be repurchased by the Closed-End Fund. Dealer further agrees that, as set forth in the applicable Closed-End Fund's Prospectus, under certain circumstances an early withdrawal charge payable to the Distributor may be imposed on Shares accepted for tender. Any representation as to a tender offer by a Closed-End Fund, other than as set forth in the Closed-End Fund's Prospectus, is expressly prohibited.

         h.       Fund Information

                  (i) Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund's Prospectus or in materials provided by the Distributor.

                  (ii) The Distributor will supply to Dealer Prospectuses, reasonable quantities of sales literature, sales bulletins, and additional sales information as provided by the Distributor. Dealer agrees to use only advertising or sales material relating to the Funds that: (A) is supplied by the Distributor, or (B) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Shares of the Funds and is approved in writing by the Distributor in advance of its use. Such approval may be withdrawn by the Distributor in whole or in part upon written notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales bulletins and advertising. Dealer is not authorized to modify or translate any such materials without the Distributor's prior written consent.

SECTION 3.        REGISTRATION OF SHARES

         a. The Distributor acts solely as agent for the Funds and the Distributor shall have no obligation or responsibility with respect to Dealer's right to purchase or sell Shares in any jurisdiction.

         b. The Distributor shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Shares have been made under applicable securities laws such that offers and sales of Shares may be made in such states or jurisdictions. The Distributor shall have no obligation to make such notice, registration or exemptive filings with respect to Shares in any state or jurisdiction.

         c. Dealer agrees not to transact orders for Shares in states or jurisdictions in which it has been informed that Shares may not be sold or in which it and its personnel are not authorized to sell Shares.

         d. The Distributor shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer's personnel selling Fund Shares. The Distributor shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Shares or for any matter in connection therewith.

         e. Dealer agrees that it will make no offers or sales of Shares in any foreign jurisdiction, except with the express written consent of the Distributor.

SECTION 4.        INDEMNIFICATION

         a. Dealer agrees to indemnify, defend and hold harmless the Distributor and the Funds and their predecessors, successors, and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by the Distributor from any and all losses, claims, liabilities, costs, and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) any alleged violation of any statute or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) or any alleged tort or breach of contract, related to the offer or sale by Dealer of Shares of the Funds pursuant to this Agreement (except to the extent that the Distributor's negligence or failure to follow correct instructions received from Dealer is the cause of such loss, claim, liability, cost or expense); (ii) any redemption or exchange pursuant to instructions received from Dealer or its directors, partners, affiliates, officers, employees or agents; (iii) incorrect investment instructions received by the Distributor from Dealer; or (iv) the breach by Dealer of any of its representations and warranties specified herein or the Dealer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Dealer.

         b. The Distributor agrees to indemnify, defend and hold harmless Dealer and its predecessors, successors and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by Dealer from any and all losses, claims liabilities, costs and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to (i) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by the Distributor to the Dealer, or (ii) the breach by the Distributor of any of its representations and warranties specified herein or the Distributor's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by the Distributor or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by the Distributor.

         c. Dealer agrees to notify the Distributor, within a reasonable time, of any claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its partners, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the 1933 Act.

SECTION 5.        TERMINATION; AMENDMENT

         a. In addition to the automatic termination of this Agreement specified in Section 1.b. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party's designated person at the addresses shown herein.

         b. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

         c. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement. A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Dealer, will only be effective upon written notification by the Distributor.

         d. Either party may, on thirty (30) day's prior written notice to the other party, assign or transfer this Agreement to any successor in interest, its affiliates, subsidiaries, and companies under common control. The Distributor may also transfer any of its duties under this Agreement to any entity that controls or is under common control with the Distributor.

         e. This Agreement may be amended by the Distributor at any time by written notice to Dealer. Dealer's placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer's acceptance of such amendment.

SECTION 6.        REPRESENTATIONS AND WARRANTIES

         a.       The Distributor represents and warrants that:

                  (i) It is a corporation duly organized and existing and in good standing under the laws of the state of Delaware and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Funds.

                  (ii) It is a member in good standing of FINRA.

                  (iii) It is empowered under applicable laws and by the Distributor's organizational documents to enter into this Agreement and perform all activities and services of the the Distributor provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting the Distributor's ability to perform under this Agreement.

                  (iv) All requisite actions have been taken to authorize the Distributor to enter into and perform this Agreement.

         b. In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

                  (i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer will not offer Shares of any Fund for sale in any state or jurisdiction where such Shares may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

                  (ii) It is empowered under applicable laws and by Dealer's organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer's ability to perform under this Agreement.

                  (iii) All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

                  (iv) It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations.

                  (v) It has, and will maintain during the term of this Agreement, appropriate broker's blanket bond insurance policies covering any and all acts of Dealer's partners, directors, officers, employees, and agents adequate to reasonably protect and indemnify the Distributor and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a result of any action or omission by Dealer or Dealer's partners, directors, officers, employees, and agents.

SECTION 7.        ANTI-MONEY LAUNDERING RESPONSIBILITY

         Dealer agrees that it will be responsible for complying with all applicable money laundering laws, regulations, and government guidance, including cash and suspicious activity reporting, customer identification programs and recordkeeping requirements, and to have adequate policies, procedures and internal controls in place to ensure compliance. Dealer will provide the Distributor, upon request and within a reasonable time, copies of its anti-money laundering compliance programs or materials, including policies and procedures for complying with the applicable anti-money laundering laws and regulations, "Know Your Customer" and/or customer identification policies and procedures, and procedures for identifying and reporting suspicious transactions. Any such request for information shall not in any way be construed or impose any obligation upon the Distributor to review and ensure the accuracy or adequacy of any of Dealer's policies or procedures.

SECTION 8.        PRIVACY

         Dealer represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure Dealer's compliance with SEC Regulation S-P.

SECTION 9.        SETOFF; GOVERNING LAW

         a. Should any of Dealer's compensation accounts with the Distributor have a debit balance, or should Dealer otherwise owe any amounts to the Distributor, the Distributor shall be permitted to offset and recover the amount owed from any account Dealer has with the Distributor, without notice or demand to Dealer.

         b. This Agreement shall be governed and construed in accordance with the laws of the state of Delaware, without reference to the choice-of-law principles thereof.

SECTION 10.       INVESTIGATIONS AND PROCEEDINGS

         The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

SECTION 11.       CAPTIONS

         All captions used in this Agreement are for convenience only, are not a party hereof, and are not to be used in construing or interpreting any aspect hereof.

SECTION 12.       ENTIRE UNDERSTANDING

         This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by the Distributor.

SECTION 13.       SEVERABILITY

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

SECTION 14.       SURVIVAL

         The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 5 hereof, shall survive any termination of this Agreement.

SECTION 15.       NOTICES

         Unless otherwise agreed to by both parties, all notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by facsimile, telecopier, telex or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to the Distributor at its offices, located at 9601 Blackwell Road, Rockville, MD 20850, and all notices to Dealer shall be given or sent to Dealer at the Dealer's address shown below.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.

RYDEX DISTRIBUTORS, INC.


By:      _________________________________
                  (Signature)
Name:    _________________________________

Title:   _________________________________







DEALER:  [DEALER FIRM]

By:      _________________________________
                  (Signature)
Name:    _________________________________

Title:   _________________________________

Address:


Telephone:

FINRA CRD #

Date:    _________________________________

                       SCHEDULE A DATED 11/11/2009 TO THE
                            RYDEX|SGI FAMILY OF FUNDS
                                DEALER AGREEMENT
              LIST OF APPLICABLE FUNDS AND AUTHORIZED SHARE CLASSES

                         -------------------------------------------------------------------------------------------------
                            INVESTOR/H CLASS         ADVISOR CLASS              A CLASS                  C CLASS
                         -------------------------------------------------------------------------------------------------
--------------------------
        FUND NAME        FINRA   CUSIP   FUND ID FINRA     CUSIP  FUND  FINRA     CUSIP  FUND ID FINRA     CUSIP  FUND ID
                         SYMBOL                  SYMBOL            ID   SYMBOL                   SYMBOL
--------------------------------------------------------------------------------------------------------------------------
All-Asset Aggressive     RYGHX 78356A533   274                          RYGGX  78356A590  774    RYGEX  78356A566  874
Strategy
--------------------------------------------------------------------------------------------------------------------------
All-Asset Conservative   RYEPX 78356A558   272                          RYEOX  78356A624  772    RYEEX  78356A582  872
Strategy
--------------------------------------------------------------------------------------------------------------------------
All-Asset Moderate       RYMLX 78356A541   273                          RYMOX  78356A616  773    RYMYX  78356A574  873
Strategy
--------------------------------------------------------------------------------------------------------------------------
All-Cap Opportunity      RYSRX 78355E833   258                          RYAMX  78355E510  758    RYISX  78355E825  858
--------------------------------------------------------------------------------------------------------------------------
Alternative Strategies   RYFOX 78356A269   280                          RYFDX  78356A285  780    RYFFX  78356A277  880
Allocation
--------------------------------------------------------------------------------------------------------------------------
Banking                  RYKIX 783554868   242   RYKAX  783554876 342   RYBKX  78355E379  742    RYKCX  783554314  842
--------------------------------------------------------------------------------------------------------------------------
Basic Materials          RYBIX 783554843   235   RYBAX  783554850 335   RYBMX  78355E361  735    RYBCX  783554298  835
--------------------------------------------------------------------------------------------------------------------------
Biotechnology            RYOIX 783554827   243   RYOAX  783554835 343   RYBOX  78355E353  743    RYCFX  783554280  843
--------------------------------------------------------------------------------------------------------------------------
Commodities Strategy     RYMBX 78356A509   265                          RYMEX  78356A301  765    RYMJX  78356A400  865
--------------------------------------------------------------------------------------------------------------------------
Consumer Products        RYCIX 783554793   236   RYCAX  783554819 336   RYPDX  78355E346  736    RYCPX  783554272  836
--------------------------------------------------------------------------------------------------------------------------
Dow 2x Strategy          RYCVX 78355Y201   248                          RYLDX  78355Y888  748    RYCYX  78355Y102  848
--------------------------------------------------------------------------------------------------------------------------
Electronics              RYSIX 783554777   244   RYSAX  783554785 344   RYELX  78355E338  744    RYSCX  783554264  844
--------------------------------------------------------------------------------------------------------------------------
Energy                   RYEIX 783554751   231   RYEAX  783554769 331   RYENX  78355E320  731    RYECX  783554256  831
--------------------------------------------------------------------------------------------------------------------------
Energy Services          RYVIX 783554736   241   RYVAX  783554744 341   RYESX  78355E130  741    RYVCX  783554249  841
--------------------------------------------------------------------------------------------------------------------------
Europe 1.25x Strategy    RYEUX 783554447   201                          RYAEX  78355E692  701    RYCEX  783554116  801
--------------------------------------------------------------------------------------------------------------------------
Financial Services       RYFIX 783554710   232   RYFAX  783554728 332   RYFNX  78355E312  732    RYFCX  783554231  832
--------------------------------------------------------------------------------------------------------------------------
Global 130/30 Strategy   RYQMX 78355E783   259                          RYASX  78355E494  759    RYQCX  78355E791  859
--------------------------------------------------------------------------------------------------------------------------
Global Market Neutral    RYGNX 78356A194   282                          RYGAX  78356A228  782    RYGMX  78356A210  882
--------------------------------------------------------------------------------------------------------------------------
Govt Long Bond 1.2x      RYGBX 783554504   212   RYADX  78355E767 312   RYABX  78355E460  712    RYCGX  783554330  812
Strategy
--------------------------------------------------------------------------------------------------------------------------
Health Care              RYHIX 783554686   233   RYHAX  783554694 333   RYHEX  78355E296  733    RYHCX  783554223  833
--------------------------------------------------------------------------------------------------------------------------
High Yield Strategy      RYHGX 78356A442   276                          RYHDX  78356A483  776    RYHHX  78356A467  876
--------------------------------------------------------------------------------------------------------------------------
International OpportunityRYFHX 78356A392   278                          RYFRX  78356A426  778    RYFWX  78356A418  878
--------------------------------------------------------------------------------------------------------------------------
Internet                 RYIIX 783554496   245   RYIAX  783554488 345   RYINX  78355E288  745    RYICX  783554215  845
--------------------------------------------------------------------------------------------------------------------------
Inverse Dow 2x Strategy  RYCWX 78355Y409   249                          RYIDX  78355Y870  749    RYCZX  78355Y300  849
--------------------------------------------------------------------------------------------------------------------------
Inverse Govt Long Bond   RYJUX 783554702   214   RYJAX  78355E775 314   RYAQX  78355E429  714    RYJCX  783554322  814
Strategy
--------------------------------------------------------------------------------------------------------------------------
Inverse High Yield       RYIHX 78356A434   277                          RYILX  78356A475  777    RYIYX  78356A459  877
Strategy
--------------------------------------------------------------------------------------------------------------------------
Inverse Mid Cap Strategy RYMHX 78355E593   255                          RYAGX  78355E627  755    RYCLX  78355E619  855
--------------------------------------------------------------------------------------------------------------------------
Inverse NASDAQ-100(R) 2x RYVNX 783554397   230                          RYVTX  78355Y805  730    RYCDX  78355E502  830
Strategy
--------------------------------------------------------------------------------------------------------------------------
Inverse NASDAQ-100(R)    RYAIX 783554512   220   RYAAX  78355E759 320   RYAPX  78355E437  720    RYACX  783554348  820
Strategy
--------------------------------------------------------------------------------------------------------------------------
Inverse Russell 2000 2x  RYIRX 78356A699   271                          RYIUX  78356A723  771    RYIZX  78356A715  871
Strategy
--------------------------------------------------------------------------------------------------------------------------
Inverse Russell 2000     RYSHX 78355E528   250                          RYAFX  78355E544  750    RYCQX  78355E536  850
Strategy
--------------------------------------------------------------------------------------------------------------------------
Inverse S&P 500 2x       RYTPX 783554421   227                          RYTMX  78355Y607  727    RYCBX  78355E304  827
Strategy
--------------------------------------------------------------------------------------------------------------------------
Inverse S&P 500 Strategy RYURX 783554405   217   RYUAX  783554538 317   RYARX  78355E718  717    RYUCX  783554363  817
--------------------------------------------------------------------------------------------------------------------------
Japan 2x Strategy        RYJHX 78356A293   279                          RYJSX  78356A368  779    RYJTX  78356A335  879
--------------------------------------------------------------------------------------------------------------------------
Leisure                  RYLIX 783554660   237   RYLAX  783554678 337   RYLSX  78355E270  737    RYLCX  783554199  837
--------------------------------------------------------------------------------------------------------------------------
Long/Short Commodities   RYLFX 78356A251   281                          RYLBX  78356A244  781    RYLEX  78356A236  881
Strategy
--------------------------------------------------------------------------------------------------------------------------
Managed Futures Strategy RYMFX 78356A491   275                          RYMTX  78356A517  775    RYMZX  78356A525  875
--------------------------------------------------------------------------------------------------------------------------
Mid Cap 1.5x Strategy    RYMDX 78355E882   204                          RYAHX  78355E486  704    RYDCX  78355E700  804
--------------------------------------------------------------------------------------------------------------------------
Money Market             RYMXX 783554306   210   RYDXX  783554561 310   RYAXX  78355E395  710    RYCXX  78355E106  810
--------------------------------------------------------------------------------------------------------------------------
Multi-Hedge Strategies   RYMSX 78356A780   267                          RYMQX  78356A855  767    RYMRX  78356A848  867
--------------------------------------------------------------------------------------------------------------------------
NASDAQ-100(R)            RYOCX 783554603   218   RYAOX  783554520 318   RYATX  78355E445  718    RYCOX  783554355  818
--------------------------------------------------------------------------------------------------------------------------
NASDAQ-100(R) 2x         RYVYX 783554413   228                          RYVLX  78355Y706  728    RYCCX  78355E403  828
Strategy
--------------------------------------------------------------------------------------------------------------------------
Nova                     RYNVX 783554108   215   RYNAX  783554546 315   RYANX  78355E452  715    RYNCX  783554371  815
--------------------------------------------------------------------------------------------------------------------------
Precious Metals          RYPMX 783554207   216   RYMPX  78355E858 316   RYMNX  78355E262  716    RYZCX  783554181  816
--------------------------------------------------------------------------------------------------------------------------
Real Estate              RYHRX 78355E387   247                          RYREX  78355E254  747    RYCRX  78355E809  847
--------------------------------------------------------------------------------------------------------------------------
Retailing                RYRIX 783554645   238   RYRAX  783554652 338   RYRTX  78355E247  738    RYRCX  783554173  838
--------------------------------------------------------------------------------------------------------------------------
Russell 2000             RYRHX 78356A665   269                          RYRRX  78356A681  769    RYROX  78356A673  869
--------------------------------------------------------------------------------------------------------------------------
Russell 2000 1.5x        RYMKX 783554389   203                          RYAKX  78355E478  703    RYCMX  78355E601  803
Strategy
--------------------------------------------------------------------------------------------------------------------------
Russell 2000 2x Strategy RYRSX 78356A731   270                          RYRUX  78356A756  770    RYRLX  78356A749  870
--------------------------------------------------------------------------------------------------------------------------
S&P 500                  RYSPX 78356A632   268                          RYSOX  78356A657  768    RYSYX  78356A640  868
--------------------------------------------------------------------------------------------------------------------------
S&P 500 2x Strategy      RYTNX 783554439   225                          RYTTX  78355Y508  725    RYCTX  78355E205  825
--------------------------------------------------------------------------------------------------------------------------
S&P 500 Pure Growth      RYAWX 78355E650   257                          RYLGX  78355E189  757    RYGRX  78355E668  857
--------------------------------------------------------------------------------------------------------------------------
S&P 500 Pure Value       RYZAX 78355E676   256                          RYLVX  78355E171  756    RYVVX  78355E684  856
--------------------------------------------------------------------------------------------------------------------------
S&P MidCap 400 Pure      RYBHX 78355E726   254                          RYMGX  78355E742  754    RYCKX  78355E734  854
Growth
--------------------------------------------------------------------------------------------------------------------------
S&P MidCap 400 Pure
Value                    RYAVX 78355E635   253                          RYMVX  78355E163  753    RYMMX  78355E643  853
--------------------------------------------------------------------------------------------------------------------------
S&P SmallCap 600 Pure    RYWAX 78355E551   252                          RYSGX  78355E148  752    RYWCX  78355E569  852
Growth
--------------------------------------------------------------------------------------------------------------------------
S&P SmallCap 600 Pure    RYAZX 78355E577   251                          RYSVX  78355E155  751    RYYCX  78355E585  851
Value
--------------------------------------------------------------------------------------------------------------------------
Strengthening Dollar 2x  RYSBX 78356A806   264                          RYSDX  78356A608  764    RYSJX  78356A707  864
Strategy
--------------------------------------------------------------------------------------------------------------------------
Technology               RYTIX 783554629   234   RYTAX  783554637 334   RYTHX  78355E239  734    RYCHX  783554165  834
--------------------------------------------------------------------------------------------------------------------------
Telecommunications       RYMIX 783554595   239   RYMAX  783554611 339   RYTLX  78355E221  739    RYCSX  783554157  839
--------------------------------------------------------------------------------------------------------------------------
Transportation           RYPIX 783554579   240   RYPAX  783554587 340   RYTSX  78355E213  740    RYCNX  783554140  840
--------------------------------------------------------------------------------------------------------------------------
Utilities                RYUIX 783554470   246   RYAUX  783554462 346   RYUTX  78355E197  746    RYCUX  783554132  846
--------------------------------------------------------------------------------------------------------------------------
Weakening Dollar 2x      RYWBX 78356A863   263                          RYWDX  78356A889  763    RYWJX  78356A871  863
Strategy
--------------------------------------------------------------------------------------------------------------------------

        LIST OF APPLICABLE FUNDS (FORMERLY KNOWN AS THE "SECURITY FUNDS")
                          AND AUTHORIZED SHARE CLASSES
                         -------------------------------------------------------------------------------------------------
                                 CLASS A                CLASS B                 CLASS C            INSTITUTIONAL CLASS
                         -------------------------------------------------------------------------------------------------
--------------------------
        FUND NAME        FINRA    CUSIP  FUND ID FINRA     CUSIP  FUND  FINRA     CUSIP  FUND ID FINRA     CUSIP  FUND ID
                         SYMBOL                  SYMBOL            ID   SYMBOL                   SYMBOL
--------------------------------------------------------------------------------------------------------------------------
All Cap Value            SESAX  814219382         ---     ---           SEVCX  814219374         SVSIX   814219366
--------------------------------------------------------------------------------------------------------------------------
Alpha Opportunity        SAOAX  814219481        SAOBX  814219473       SAOCX  814219465         SAOIX
--------------------------------------------------------------------------------------------------------------------------
Equity                   SECEX 814219101         SEQBX  814219200       SFECX  814219846           ---      ---
--------------------------------------------------------------------------------------------------------------------------
Global                   SEQAX 814219309         SGOBX  814219408       SFGCX  814219838           ---      ---
--------------------------------------------------------------------------------------------------------------------------
Global Institutional      ---     ---             ---      ---           ---      ---            SGOLX   814219457
--------------------------------------------------------------------------------------------------------------------------
High Yield               SIHAX 814291878         SIHBX  814291860       SIHSX  814291761         SHYIX   814291662
--------------------------------------------------------------------------------------------------------------------------
Large Cap Value          SECIX 814289104         SECBX  814289203       SEGIX  814289302           ---      ---
--------------------------------------------------------------------------------------------------------------------------
Large Cap Value
Institutional             ---     ---             ---      ---           ---      ---            SLCIX   814289500
--------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth           SECUX 815174107         SEUBX  815174206       SUFCX  815174305           ---      ---
--------------------------------------------------------------------------------------------------------------------------
Mid Cap Value            SEVAX 814219887         SVSBX  814219879       SEVSX  814219820           ---      ---
--------------------------------------------------------------------------------------------------------------------------
Mid Cap Value
Institutional             ---                     ---      ---          SVUIX  814219432
--------------------------------------------------------------------------------------------------------------------------
Select 25                SEFAX 814219739         SEFBX  814219721       SSSCX  814219713           ---      ---
--------------------------------------------------------------------------------------------------------------------------
Small Cap Growth         SSCAX 814219861         SEPBX  814219853       SESCX  814219812           ---      ---
--------------------------------------------------------------------------------------------------------------------------
Small Cap Value          SSUAX 814219416          ---      ---          SSVCX  814219390         SSUIX   814219424
--------------------------------------------------------------------------------------------------------------------------
U.S. Intermediate Bond
(formerly Diversified
Income)                  SIUSX 814291209         SUGBX  814291407       SDICX  814291779           ---      ---
--------------------------------------------------------------------------------------------------------------------------

                           SCHEDULE B DATED 11/11/2009
                                     TO THE
                         DEALER AGREEMENT DATED ________
                                     BETWEEN
                            RYDEX DISTRIBUTORS, INC.
                                       AND
                                  [DEALER FIRM]

DISTRIBUTION AND SERVICE FEES. The following fees are due and payable monthly pursuant to Section 2.e. of the DEALER AGREEMENT between RYDEX DISTRIBUTORS, INC. (the "Distributor") and [DEALER FIRM]


      CLASS                        DISTRIBUTION AND SERVICE FEES
                                      (PURSUANT TO RULE 12B-1)
     Investor                                   None
     Advisor                          0.25% (25 basis points)
        A                             0.25% (25 basis points)
        C          1.00% (divided into 75 basis points for distribution services and 25 basis points for shareholder services)
        H                             0.25% (25 basis points)
  Institutional                                 None

In no event will the fee for performing distribution-related services exceed 0.25% (25 basis points) of average daily net assets with respect to Advisor Class, A-Class and H-Class Shares, or 0.75% (75 basis points) of average daily net assets with respect to C-Class Shares. In addition, in no event will the fee for performing shareholder services exceed 0.25% (25 basis points) of average daily net assets with respect to Advisor Class and C-Class Shares. To the extent the Distributor waives any payments payable to the Distributor under such Distribution Plan, the amounts payable to you will also be reduced.

Agreed to and accepted by:

RYDEX DISTRIBUTORS INC.                  [DEALER FIRM]

Print Name:                              Print Name:
           -----------------------                   ---------------------------

Title:                                   Title:
      ----------------------------              --------------------------------

Date:                                    Date:
      ----------------------------              --------------------------------

SCHEDULE B CONTINUED

In addition to amounts paid as a sales commission, Rydex|SGI, at its expense, currently provides additional compensation to certain investment dealers who have sold shares of Rydex|SGI Funds. These payments may provide an incentive for dealers to sell shares of the Rydex|SGI Funds and promote the retention of their customer's assets in the Funds. Rydex|SGI determines the cash payments described above in response to requests from dealer firms, based on factors it deems relevant. (A number of factors will be considered in determining payments, including the dealer's sales, assets, share class utilized and the quality of the dealer's relationship with Rydex|SGI.) Rydex|SGI will, on an annual basis, determine the advisability of continuing these payments and the level of payments made to dealers in any given year will vary. Rydex|SGI may also pay expenses associated with meetings that facilitate educating financial advisers and shareholders about the Rydex|SGI Funds that are conducted by dealers.

                           SCHEDULE C DATED 11/11/2009

                                     TO THE
                         DEALER AGREEMENT DATED ________
                                     BETWEEN
                            RYDEX DISTRIBUTORS, INC.
                                       AND
                                  [DEALER FIRM]


ESTIMATE REQUIREMENTS. For purposes of executing Section 2.c(i). of the DEALER AGREEMENT between RYDEX DISTRIBUTORS, INC. (the "Distributor") and [DEALER FIRM](the "Dealer"), the Distributor has determined the following:

All orders individually or with a combined total greater than $250,000, are subject to the estimate requirements set forth in the aforementioned dealer agreement.

The Distributor reserves the right to adjust the required estimate amount from time to time, as necessary. Distributor will promptly notify Dealer of any subsequent change in the required estimate amount.

The Estimate Requirement does not apply with respect to orders for those Rydex|SGI Funds formerly known as the "Security Funds."


Agreed to and accepted by:

RYDEX DISTRIBUTORS INC.                  [DEALER FIRM]

Print Name:                              Print Name:
           -----------------------                   ---------------------------

Title:                                   Title:
      ----------------------------              --------------------------------

Date:                                    Date:
      ----------------------------              --------------------------------

                           SCHEDULE D DATED 11/11/2009
                                     TO THE
                 DEALER AGREEMENT AGREEMENT DATED _____________
                                     BETWEEN
                            RYDEX DISTRIBUTORS, INC.
                                       AND
                                  [DEALER FIRM]

Each Rydex|SGI Fund is registered and its Shares are qualified for sale in the following states and jurisdictions(1) as of 11/11/2009.

                   Alabama                                Montana
                   Alaska                                Nebraska
                   Arizona                             New Hampshire
                  Arkansas                               New Jersey
                 California                              New York
                  Colorado                                Nevada
                Connecticut                             New Mexico
                  Delaware                            North Carolina
                   Florida                             North Dakota
                   Georgia                                 Ohio
                   Hawaii                                Oklahoma
                   Idaho                                  Oregon
                  Illinois                             Pennsylvania
                   Indiana                              Puerto Rico
                    Iowa                               Rhode Island
                   Kansas                             South Carolina
                  Kentucky                             South Dakota
                 Louisiana                               Tennessee
                    Maine                                  Texas
                  Maryland                                 Utah
               Massachusetts                              Vermont
                  Michigan                               Virginia
                 Minnesota                              Washington
                 Mississippi                           West Virginia
                  Missouri                               Wisconsin
                                                          Wyoming

                               District of Columbia
                                      Guam(2)


--------------------
(1) We assume no responsibility or obligation as to your right to offer or sell Shares in any state or jurisdiction.

(2) Rydex|SGI Funds formerly known as the "Security Funds" are not qualified for sale in Guam